UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2025

Central Index Key Number of the issuing entity: 0002063065

Benchmark 2025-V17 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541502

Goldman Sachs Mortgage Company

Central Index Key Number of the sponsor: 0000927971

Bank of Montreal

Central Index Key Number of the sponsor: 0001549574

Barclays Capital Real Estate Inc.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-283864-02	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Columbus Circle, New York, New York	10019
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated September 11, 2025, and filed on September 15, 2025, with respect to Benchmark 2025-V17 Mortgage Trust. The purpose of this amendment is (i) to file the executed version of the agreement filed as Exhibit 4.1 to the Form 8-K and (ii) to make clerical and other minor revisions to the version of the agreements filed as Exhibit 4.1 and Exhibit 99.15 to the Form 8-K. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

4.1	Pooling and Servicing Agreement, dated as of September 1, 2025, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Trimont LLC, as master servicer, Greystone Servicing Company LLC, as special servicer, Computershare Trust Company, N.A., as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

99.15	Co-Lender Agreement, dated as of June 20, 2025, by and among Goldman Sachs Bank USA, as initial holder of Note A-1-1, Note A-1-2, Note A-1-3-a and Note A-1-3-b, and Barclays Capital Real Estate Inc., as initial holder of Note A-2-1, Note A-2-2, Note A-2-3, Note A-2-4 and Note A-2-5, relating to the Springfield Town Center Whole Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Robert-Christopher Jones
Name:	Robert-Christopher Jones
Title:	Managing Director

By:	/s/ Matt Smith
Name:	Matt Smith
Title:	Director

Dated: October 2, 2025

BMARK 2025-V17 – Form 8-K/A